EXHIBIT 10(m)(1)
                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                      401 (K) SAVINGS AND INVESTMENT PLAN
                              ESOP TRUST AGREEMENT

                    (As Established Effective April 2, 1991)

                                FIRST AMENDMENT


           THIS AGREEMENT, made and entered into this 30th day of July, 1993 but effective as of April 2, 1993, by and between Central Louisiana Electric Company, Inc., a Louisiana corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company with its principal place of business in Boston, Massachusetts, as Trustee ("the ESOP Trustee").

                               W I T N E S S E T H

           WHEREAS, by Agreement effective April 2, 1991 between the Company and State Street Bank and Trust Company (hereinafter referred to as the "ESOP Trust Agreement"), the Company established a trust in order to effectuate the ESOP component of the Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan, as amended and restated effective April 2, 1991 (said Plan as it presently exists together with any amendments thereto hereafter made is hereinafter referred to as the "Plan") for the benefit of its employees and the employees of other employers having adopted the Plan and the ESOP Trust Agreement; and
           WHEREAS, certain amendments to the Plan have been required by the Internal Revenue Service in connection with the issuance of a favorable determination letter and such amendments to the Plan necessitate parallel amendments to the Trust Agreement; and

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           WHEREAS, having reserved the right under Section 9.1 of the ESOP
Trust Agreement and Section 10.3 of the Plan to amend the ESOP Trust Agreement, the Company desires to amend the ESOP Trust Agreement.

           NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company and the ESOP Trustee agree that, effective as of April 2, 1991, Section 3.4 of the ESOP Trust Agreement is hereby amended as follows:

           "3.4 VOTING SHARES. Each Participant (or beneficiary of a deceased Participant) is, for purposes of this Section 3.4, hereby designated as a "named fiduciary" (within the meaning of Section 403(a)(1) of ERISA) with respect to the shares of Stock allocated to his account and a pro rata portion of the unallocated shares of Stock held in the ESOP Fund, and each Participant (or beneficiary or a deceased Participant) shall have the right to direct the ESOP Trustee with respect to the vote of the shares of Stock allocated to his account, on each matter brought before any meeting of the stockholders of the Company. Before each such meeting of stockholders, the Company shall cause to be furnished to each Participant (or beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions to the ESOP Trustee on how such shares of Stock allocated to such Participant's (or beneficiary's) account shall be voted on each such matter. Upon timely receipt of such directions, the ESOP Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Stock allocated to such Participant's (or beneficiary's) account, and the ESOP Trustee shall have no discretion in such matter. The instructions received by the ESOP Trustee from Participants (or beneficiaries) shall be held by the ESOP Trustee in confidence and shall not be divulged or released to any person, including the Committee, officers or employees of the Company or Affiliate (as defined in the Plan). If the ESOP Trustee shall not receive timely instruction from a Participant, the Trustee shall not vote any shares of Company Stock with respect to which such Participant has the right of direction and the ESOP Trustee shall have no discretion in the matter. The ESOP Trustee shall vote unallocated shares in the same proportion as directed shares are voted, and the ESOP Trustee shall have no discretion in such matter. In determining such proportion, the ESOP Trustee shall under all circumstances include in its calculation the votes of Participants (or beneficiaries) on all shares allocated to Participants' (or beneficiaries') Plan accounts, giving effect to all affirmative directions by Participants, including directions to vote for or against, to abstain or to withhold the vote."

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           IN WITNESS WHEREOF, the Company and the ESOP Trustee have caused these presents to be executed by their duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 30th day of July, 1993, but effective as of April 2, 1991.

                                        CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                        By: /s/   DAVID M. EPPLER

ATTEST:

/s/  VERA J. WHITTINGTON
         Secretary

[SEAL]
                                        STATE STREET BANK AND TRUST  COMPANY

                                        By: /s/   ELLEN B. CAMPAGNA
                                                   Vice President

ATTEST:

/s/ JANET DENNEEN
   Asst. Secretary

[SEAL]
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